Exhibit 10.30
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                                                                     Exhibit "A"

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),OR THE SECURITIES LAWS OF ANY STATE, AND THEY MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY HAVE BEEN SO REGISTERED OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL WHICH IS IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION THEREOF FOR PURPOSES OF TRANSFER IS NOT REQUIRED UNDER THE ACT OR THE SECURITIES LAWS OF ANY STATE.

                             STANDARD FUNDING CORP.
                 10% SENIOR SUBORDINATED NOTE DUE MARCH 31, 2002

            No. 002-02                                  $ 25,000.00
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      Standard Funding Corp., a New York corporation (herein called the
"Company," which terms includes any successor corporation or other entity under this Note), for value received, hereby promises to pay to ESTATE OF FERDINAND HARMS 54 Wilson Lane, Bethpage N.Y. 11714 IRS NO 11-1684588, or registered assigns, the principal sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) on March 31, 2002, and to pay interest thereon from the date of original issuance hereof, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, based on a 365-day year, semi-annually on March 31 and September 30, in each year commencing September 30, 1997, at the rate of 10% per annum, until the principal hereof is paid or made available for payment.

      The Company shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty, charge or notice.

      The payment of the principal on this Note is expressly subordinated in the right if payment, subject and junior to any and all of the Company's obligations and liabilities for money borrowed which is not by its terms expressly subordinate and junior in right of payment to any other debt of the Company ("Superior Indebtedness"). Upon any receivership, insolvency proceedings, bankruptcy, assignment for the benefit of creditors, reorganization, dissolution or liquidation, no amount shall be paid in respect to this Note unless and until the Superior Indebtedness shall have been paid in full, together with interest thereon and all other amounts in respect of such Superior Indebtedness.

      This Senior Subordinated Note has been issued by the Company and is on a parity and equality in all respects with other Senior Subordinated Notes issued and hereafter issued, except with
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respect to maturity and rate of interest of such Senior Subordinated Notes. The holder of this Note by accepting the same, agrees that while any Senior and/or Superior Indebtedness, including Senior Subordinated Notes is outstanding, he will not make any demands for payment of the principal of the debt evidenced hereby, or bring or maintain any action to enforce payment of the principal of this Note. However, nothing contained herein shall prevent the Company from paying the principal on the Note at maturity hereof, provided the Company is not in default in payment of Superior Indebtedness.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its seal.

                             STANDARD FUNDING CORP.

                             By: /s/ Alan J. Karp
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